UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

TRIUMPH GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12235 (Commission File Number)	51-0347963 (IRS Employer Identification No.)

555 E Lancaster Avenue Suite 400 Radnor, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 251-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $.001 per share Purchase rights	Trading Symbol(s) TGI N/A	Name of each exchange on which registered New York Stock Exchange LLC New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (* 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (* 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

EXPLANATORY NOTE

On July 24, 2025 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger dated February 2, 2025 (the “Merger Agreement”) among Triumph Group, Inc., a Delaware corporation (the “Company”), Titan BW Acquisition Holdco Inc., a Delaware corporation (“Parent”), and Titan BW Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The effective time of the Merger is referred to as the “Effective Time.” Parent and Merger Sub are affiliates of investment funds managed by Warburg Pincus LLC (“Warburg Pincus”) and Berkshire Partners LLC (“Berkshire”).

In accordance with the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub), (ii) shares of Common Stock owned by any direct or indirect subsidiary of the Company and (iii) shares of Common Stock held by any holder who did not vote in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”) and, as of the Effective Time, has not failed to perfect, or not effectively waived, withdrawn or lost rights to appraisal under the DGCL) was converted into the right to receive $26.00 in cash, without interest and subject to applicable tax withholdings (the “Merger Consideration”) and, as of the Effective Time, all such shares of Common Stock are no longer outstanding and have automatically been cancelled.

In accordance with the terms of the Merger Agreement, at the Effective Time, each outstanding performance stock unit (“Company PSU”) that was outstanding immediately prior to the Effective Time was cancelled and exchanged for an amount in cash, less applicable tax withholdings, equal to the product of (i) the total number of shares of Common Stock subject to the Company PSU (based on the attainment of target level of performance), multiplied by (ii) the Merger Consideration.

In accordance with the terms of the Merger Agreement, at the Effective Time, each outstanding restricted stock unit (“Company RSU”) that was outstanding immediately prior to the Effective Time was cancelled and exchanged for an amount in cash, less applicable tax withholdings, equal to the product of (i) the total number of shares of Common Stock subject to the Company RSU multiplied by (ii) the Merger Consideration.

In accordance with the terms of the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock (“Company Option”) that was outstanding immediately prior to the Effective Time which had an exercise price per share of Common Stock that was less than the Merger Consideration (each, an “In the Money Option”) was automatically cancelled and exchanged for an amount in cash equal to (i) the total number of shares of Common Stock subject to the In the Money Option, multiplied by (ii)(1) the Merger Consideration minus (2) the exercise price payable per share of Common Stock applicable to the In the Money Option, without interest. In addition, each Company Option that was not an In the Money Option was cancelled at the Effective Time without payment of any consideration.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreements.

The information provided in the Explanatory Note of this Report is incorporated herein by reference into this Item 1.02.

In connection with the consummation of the Merger, on June 6, 2025, the Company delivered a notice of conditional redemption for all of the outstanding $958,890,000 aggregate principal amount of its 9.000% Senior Secured First Lien Notes due 2028 (the “Notes”) issued pursuant to that certain Indenture, dated as of March 14, 2023, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the

“Trustee”) at a redemption price equal to 104.500% of the principal amount of the Notes redeemed (the “Redemption Price”), plus accrued and unpaid interest, to but not including, the redemption date (together with the Redemption Price, the “Redemption Payment”). The redemption of the Notes was conditioned upon the completion of the Merger. On July 24, 2025, following deposit of the Redemption Payment with the Trustee, the obligations of the Company and the guarantors under the Indenture were paid in full and terminated, and the security interests in the collateral for the benefit of the Notes were released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note of this Report is incorporated herein by reference into this Item 2.01.

The definitive proxy statement of the Company, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2025 and as supplemented by the supplemental disclosure to the proxy statement of the Company filed on Form 8-K with the SEC on April 7, 2025 (the “Proxy Statement”), is incorporated herein by reference.

The Proxy Statement contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Report and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Explanatory Note and Item 2.01 of this Report is incorporated by reference into this Item 3.01.

On July 24, 2025, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange LLC (“NYSE”) that a certificate of merger was filed with the Secretary of State of the State of Delaware for purposes of consummating the Merger. The Company requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Exchange Act. As a result, trading of the Common Stock, which traded under the ticker symbol “TGI” on the NYSE, will be suspended prior to the opening of trading on the NYSE on July 25, 2025.

Upon effectiveness of the Form 25, the Company intends to file a Certification and Notice of Termination on Form 15 with the SEC to terminate the registration of the Company’s Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in the Explanatory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Report is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such shares pursuant to the terms of the Merger Agreement in the case of all such holders other than holders of (i) shares of Common Stock owned directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub), (ii) shares of Common Stock owned by any direct or indirect subsidiary of the Company and (iii) shares of Common Stock held by any holder who did not vote in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock pursuant to Section 262 of the DGCL and, as of the Effective Time, has not failed to perfect, or not effectively waived, withdrawn or lost rights to appraisal under the DGCL).

Item 5.01. Changes in Control of Registrant.

The information provided in the Explanatory Note, Item 2.01 and Item 5.02 of this Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Directors

Immediately prior to the Effective Time, in connection with the consummation of the Merger and in accordance with the Merger Agreement, each member of the Company’s Board of Directors, resigned from and ceased serving on the Company’s Board of Directors and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The members of the Company’s Board of Directors immediately prior to the Effective Time were Patrick Allen, Mark C. Cherry, Daniel J. Crowley, Cynthia M. Egnotovich, Daniel P. Garton, Barbara Humpton, Neal J. Keating, Courtney Mather and Colleen C. Repplier.

Officers

At the Effective Time, Daniel J. Crowley, Chairman, President and CEO, departed his role at the Company and Jorge L. Valladares III was appointed as the Chief Executive Officer of the Company.

Equity Incentive Plan and Employee Stock Purchase Plan

In accordance with the terms of the Merger Agreement, as of the Effective Time, the Triumph Group, Inc. Amended and Restated 2018 Equity Incentive Plan, the Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan, as amended, the Triumph Group, Inc. Amended and Restated 2013 Equity and Cash Incentive Plan and the Triumph Group, Inc. 2013 Employee Stock Purchase Plan, as amended, were terminated.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Explanatory Note and Item 2.01 of this Report is incorporated by reference into this Item 5.03.

Immediately following the Effective Time, the Certificate of Incorporation and Bylaws of the Company were amended and restated in their entirety to be in the form of the Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, respectively, of the Company, as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On July 24, 2025, the Company issued a press release announcing the Effective Time of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of February 2, 2025 by and among Triumph Group, Inc., Titan BW Acquisition Holdco Inc. and Titan BW Acquisition Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on February 3, 2025 (File No. 1-12235))

3.1	Fourth Amended and Restated Certificate of Incorporation of Triumph Group, Inc.
3.2	Amended and Restated Bylaws of Triumph Group, Inc.
99.1	Press release of Triumph Group, Inc., dated July 24, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUMPH GROUP, INC.

By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary

Date: July 24, 2025